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                                                             [EXECUTION VERSION]

                    SECOND COLLATERAL CALL EXTENSION LETTER

                                                  Dated as of September 13, 2002

To: Each of the banks, financial institutions and other institutional lenders party to each of the credit facilities referred to in paragraphs (b) through (g) below, in each case in their capacity as lender and, to the extent applicable, agent for the lenders party thereto


Ladies and Gentlemen:

                  Reference is made to:

                  (a) The Collateral Call Extension Letter, dated as of August 19, 2002, by and among the NRG Collateral Parties (as defined below) and the Collective Lender Group (as defined below) (such Letter, as further amended, supplemented or otherwise modified from time to time, being referred to as the "INITIAL COLLATERAL CALL EXTENSION LETTER");

                  (b) The Credit Agreement, dated as of May 8, 2001, by and among NRG Finance Company I LLC, Credit Suisse First Boston, acting through its New York Branch ("CSFB NY"), as Lead Arranger, Sole Book Runner, Administrative Agent and Documentation Agent, Westdeutsche Landesbank Girozentrale, New York Branch, as Arranger and Co-Administrative Agent, CIBC Inc. and TD Securities
(USA) Inc., as Arrangers and Co-Syndication Agents, INTESABCI S.p.A., New York Branch and Kreditanstalt fur Wiederaufbau, as Arrangers and Co-Documentation Agents, ABN AMRO Bank N.V., Bank of America, N.A., Bayerische Hypo-Und Vereinsbank AG, New York Branch, BNP Paribas, Citicorp USA, Inc., Deutsche Bank Alex. Brown, Fortis Capital Corp., The Royal Bank of Scotland PLC and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Arrangers, and the financial institutions party thereto from time to time as lenders (such Credit Agreement, as amended, supplemented or otherwise modified from time to time, being referred to herein as the "FINCO CREDIT AGREEMENT");

                  (c) The Credit Agreement, dated as of November 28, 2001, among NRG McClain LLC, as Borrower, Westdeutsche Landesbank Girozentrale, New York Branch, as Agent and Collateral Agent, and the other financial institutions party thereto from time to time as lenders (such Credit Agreement, as amended, supplemented or otherwise modified from time to time, being referred to herein as the "NRG MCCLAIN CREDIT AGREEMENT");

                  (d) The Loan Agreement, dated as of November 13, 2000, among NRG MidAtlantic Generating LLC, as Borrower, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent (such Loan Agreement, as amended, supplemented or otherwise

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modified from time to time, being referred to herein as the "NRG MIDATLANTIC
LOAN AGREEMENT");

                  (e) The Credit Agreement, dated as of June 25, 2001, among Brazos Valley Energy LP, a Delaware limited partnership, Brazos Valley Technology LP, a Delaware limited partnership, the lenders party thereto from time to time and ABN AMRO Bank N.V., as Agent and Collateral Agent, as amended by the First Amendment dated August 8, 2001 and the Second Amendment dated July 18, 2002 (such Credit Agreement, as further amended, supplemented or otherwise modified from time to time, being referred to herein as the "BRAZOS VALLEY CREDIT AGREEMENT");

                  (f) The Facility Agreement between Sterling Luxembourg (No. 3) s.a.r.1. as borrower and guarantor, Killingholme Generation Limited as guarantor, Killingholme Power Limited as borrower and guarantor, Banc of America Securities Limited as arranger, facility agent and security trustee, Bank of America, N.A. as account bank and technical bank and the banks and financial institutions set forth therein (the "KILLINGHOLME LENDERS"), dated March 29, 2000, as amended and restated on June 5, 2000, further amended on June 30, 2000, August 11, 2000, April 17, 2001 and June 19, 2001 and as further amended and restated on September 5, 2001 (such Facility Agreement, as further amended, supplemented or otherwise modified from time to time, being referred to herein as the "KILLINGHOLME FACILITY AGREEMENT"); and

                  (g) The Framework Dual Facility Agreement, dated as of October 9, 2001, between ING Bank N.V., acting through its Prague branch (ING Bank N.V., organiza*ni slozka), and Entrade GmbH, as amended by the Amendment Letter No. 1 dated January 17, 2002 (such Dual Facility Agreement, as amended, supplemented or otherwise modified from time to time, being referred to herein as the "ING ENTRADE FACILITY AGREEMENT", and together with the FinCo Credit Agreement, the NRG McClain Credit Agreement, the NRG Midatlantic Loan Agreement, the Brazos Valley Credit Agreement and the Killingholme Facility Agreement being the "PRIMARY AGREEMENTS", and together with any and all security agreements, equity undertaking agreements, guarantees, or other similar agreements and undertakings entered into in connection therewith, being referred to herein as the "AGREEMENTS"; each of the banks, financial institutions or other institutional lenders party to any of the Agreements as a lender, hedge counterparty, issuer of letters of credit or in a similar capacity with respect to the extension of credit on behalf of any NRG Party (as defined below), being a "LENDER"; and each of the agents, arrangers or other representatives for the Lenders under the Agreements, being referred to herein as the "AGENTS", and together with the Lenders, the "COLLECTIVE LENDER GROUP").

                  The Agreements contain certain provisions wherein NRG Energy Inc., a corporation organized and existing under the laws of the State of Delaware (("NRG ENERGY") (and a wholly-owned Subsidiary (as defined below) of Xcel Energy, Inc. ("XCEL ENERGY")) or certain of NRG Energy's Subsidiaries (NRG Energy and each such Subsidiary, being an "NRG COLLATERAL PARTY" and collectively, THE "NRG COLLATERAL PARTIES") is required to post cash collateral, letters of credit or other similar credit support or make certain equity contributions, or is permitted to cure any Event of Default (as defined below) by doing the same, as a result of a decline in the credit rating of NRG Energy below certain specified levels (collectively, such requirements, being hereinafter referred to as the "COLLATERAL CALLS"). NRG Energy and each of NRG Energy's Subsidiaries are currently contemplating a comprehensive restructuring of the

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assets and liabilities of NRG Energy and its Subsidiaries (THE "PROPOSED
RESTRUCTURING") and in order to provide sufficient time to prepare a restructuring plan in connection therewith, the parties hereto entered into the Initial Collateral Call Extension Letter that: (a) postponed the dates as of which any NRG Collateral Party is required to comply with its obligations in respect of, and (b) waived any Event of Default arising under any of the Agreements as a result of (A) any NRG Collateral Party's failure to timely satisfy any Collateral Call or (B) the decline in the credit rating of NRG Energy referred to above and the right to take any remedial action in connection with (x) the failure of such NRG Collateral Party to comply with any such Collateral Call under any of the Agreements, or (y) the decline in the credit rating of NRG Energy referred to above, in each case, until September 13, 2002 (such requested postponement and/or waiver referred to in clauses (a) and (b) being referred to herein as the "INITIAL COLLATERAL EXTENSION"). In addition, the Killingholme Lenders waived any Event of Default occurring pursuant to Clauses 481(o) and 48.1 (v) of the Killingholme Facility Agreement, in each case, until September 13, 2002 (such waiver being referred to herein as the "INITIAL KILLINGHOLME WAIVER").

                  In connection with the Proposed Restructuring, NRG Energy and each of NRG Energy's Subsidiaries need additional time to prepare a restructuring plan. Accordingly, NRG Energy hereby requests that the Collective Lender Group: (a) (i) further postpone the dates as of which any NRG Collateral Party is required to comply with its obligations in respect of, and (ii) further waive any Event of Default arising out of the decline in the credit rating of NRG Energy referred to above entitling the relevant Lenders to make, the Collateral Calls, in each case, to the Waiver Termination Date (as defined below); and (b) further waive (i) any Event of Default arising under any of the Agreements as a result of (A) any NRG Collateral Party's failure to timely satisfy any Collateral Call or (B) the decline in the credit rating of NRG Energy referred to above and (ii) the right to take any remedial action in connection with (x) the failure of such NRG Collateral Party to comply with any such Collateral Call under any of the Agreements, or (y) the decline in the credit rating of NRG Energy referred to above, in each case, until the Waiver Termination Date; provided, that none of the foregoing shall limit or affect any right, or the exercise of any remedy, arising out of any such Event of Default, such failure or such decline to the extent that such right or remedy is with respect to a Project Subsidiary or Exempted Project and not NRG Energy itself or any of its other Subsidiaries (such requested postponement and/or waiver referred to in clauses (a) and (b) being referred to herein as the "SECOND COLLATERAL EXTENSION").

                  NRG Energy hereby requests that the Killingholme Lenders waive any Event of Default occurring pursuant to Clauses 48.1(o) and 48.1(v) of the Killingholme Facility Agreement, in each case, until the Waiver Termination Date (such requested waiver being referred to herein as the "SECOND KILLINGHOLME WAIVER").

                  In addition, NRG Energy hereby requests that the Collective Lender Group not take any action to enforce the terms of the Xcel Support Agreement (as defined below).

                  1. Extension, etc. (a) Subject to the satisfaction of the conditions precedent set forth in paragraph 2 hereof and the other terms and conditions set forth herein, each of the undersigned Agents, on behalf of the Lenders it represents under each of the Primary Agreements specified by its signature below (each such Agent being a "SIGNING AGENT") hereby consents, on behalf of such Lenders, to the Second Collateral Extension. In addition, Banc of



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America Securities Limited, in its capacity as Facility Agent for the
Killingholme Lenders (in such capacity, the "KILLINGHOLME AGENT"), hereby consents to the Second Killingholme Waiver. This letter is hereinafter referred to as this "SECOND COLLATERAL CALL EXTENSION LETTER"; capitalized terms used herein and not otherwise defined herein have the meanings specified therefor in Schedule A hereto.

                  (b) On the Waiver Termination Date, without any further action by any Lender, Agent or the Collective Lender Group, all of the terms and provisions set forth in the Agreements with respect to Collateral Calls and any Event of Default or other remedial right provided for in connection with the failure of any NRG Collateral Party to comply with its obligations in respect of such Collateral Call shall have the same force and effect as if this Second Collateral Call Extension Letter had not been entered into by the parties hereto, and each Agent and Lender shall have all of the rights and remedies afforded to them under any Agreement to which it is a party or entitled to the benefits thereof with respect to any failure by any NRG Collateral Party to comply with any Collateral Call contained therein if such Collateral Call is not complied with or further extended or waived on or before such date.

                  (c) Nothing in this Second Collateral Call Extension Letter shall constitute a waiver of, or an agreement to forebear in the exercise of any remedy available as a result of, any other Event of Default not specifically referred to in paragraph l(a) above, including any Event of Default arising out of any failure by any party obligated thereon to make any payment when due of any payment of principal or interest on any Debt outstanding under any of the Agreements, including any such failure that may be anticipated on the date hereof.

                  (d) Subject to the satisfaction of the condition precedent that Xcel Energy execute and deliver the Xcel Acknowledgement (as defined below) and the other conditions precedent set forth in paragraph 2 hereof and the other terms and conditions set forth herein, each Signing Agent and the Killingholme Agent hereby agrees, on behalf of the Lenders it represents, to not take any action to enforce the terms of the Xcel Support Agreement (as defined below) during the term of this Second Collateral Call Extension Letter, except to the extent not taking such action would reasonably be expected to adversely affect the rights or remedies of NRG Energy or the Lenders under the Xcel Support Agreement. The Lenders acknowledge that the execution and delivery of the Xcel Acknowledgement constitutes a material inducement to the Lenders to grant the waivers and extension provided for herein and to agree to this paragraph l(d) and in the absence of such execution and delivery would request NRG Energy to exercise its rights under the Xcel Support Agreement, including by making a demand as provided for therein to enforce NRG Energy's rights under the Xcel Support Agreement.

                  2 . Conditions Precedent. This Second Collateral Call Extension Letter shall become effective as of the date first above written when and only when, on or before October 11, 2002, the following conditions shall have been satisfied:

                  (a) NRG Energy and each of its Subsidiaries indicated on the signature pages hereto (each such Person being referred to herein as a "NRG PARTY") shall have executed and delivered to each of the Signing Agents a copy of this Second Collateral Call Extension Letter;



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                  (b) Each of the Signing Agents shall have executed and
         delivered to NRG Energy a copy of this Second Collateral Call Extension Letter on behalf of Lenders representing at least the Required Percentage under the relevant Primary Agreement required to consent to the Collateral Extension under the terms of such Primary Agreement, and Bane of America Securities Limited, as Killingholme Facility Agent, shall have executed and delivered to NRG Energy a copy of this Second Collateral Call Extension Letter on behalf of Killingholme Lenders representing at least the Required Percentage of the Killingholme Lenders under the terms of the Killingholme Facility Agreement.

                  (c) NRG Energy shall have delivered to each of the Agents the following financial and other information (which shall in the cases of clauses (i), (ii), (iii), (iv), (v) and (vi) be accompanied by a certificate of the chief financial officer or treasurer of NRG Energy to substantially the effect contemplated by paragraph 3(h)):

                           (i) a 13-week forecast of cash flow and expenditures
                  for NRG Energy and its Subsidiaries for the period commencing with the week of September 2, 2002 (the "CASH FORECAST"), which shall reflect the reasonable estimates by NRG Energy of opening cash balances, operating cash receipts and asset sale and other cash receipts and capital, operating and other expenditures on an as received and as made basis. The Cash Forecast shall include separate forecasts on a consolidating and consolidated basis in a form reasonably acceptable to FTI Policano & Manzo, LLC. Schedules to the Cash Forecast shall include a specific schedule of anticipated payments to Affiliates of NRG Energy and a listing of payments of principal of and interest on the Debt of NRG Energy and its Subsidiaries due during such period (including the dates when due and any applicable grace periods and whether or not such payments are anticipated to be made) and of payments in respect of turbine orders by them due during such period (including whether or not such payments are anticipated to be made);

                           (ii) a schedule of all material assets of NRG Energy
                  and its Subsidiaries that are not subject to any material Liens and any recent material indications of the values thereof;

                           (iii) a listing of all material agreements or
                  instruments that prohibit or limit the ability of NRG Energy or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of the assets set forth in the previous clause (ii);

                           (iv) to the extent not previously delivered pursuant
                  to the Initial Collateral Call Extension Letter, a list, and copies, of all tax sharing agreements and arrangements, Debt Instruments, Capital Expenditure Agreements, Lease Agreements or Other Material Agreements (or any agreements or documents relating thereto or entered into or delivered in connection therewith) to which NRG Energy or any of its Subsidiaries are a party which require (A) that NRG Energy or such Subsidiary post cash collateral, letters of credit or other similar credit support or make certain equity contributions as a result of a decline in the credit rating of NRG Energy or the occurrence of any other similar credit event or



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                  (B) provide that NRG Energy or any of its Subsidiaries may cure any Event of Default resulting therefrom or thereunder by doing the same;

                           (v) a listing as of July 31, 2002 of all outstanding
                  loans and open advances made by Xcel Energy, NRG Energy or any of their Subsidiaries to NRG Energy, any of its Subsidiaries or any of its Affiliates; and

                           (vi) a description in reasonable detail of the
                  trading strategies, activities, assets and liabilities of NRG Power Marketing, Inc. ("power marketing"), including of its material contracts (other than "spot" contracts) with third parties and with Subsidiaries of NRG Energy and its practices in dealing with the Project Subsidiaries, including as to allocating benefits and costs associated with its power supply and fuel purchase agreements among such Project Subsidiaries. Such description shall also contain a listing of the required or requested collateral calls made or anticipated to be made upon Power Marketing. Such description shall be prepared in consultation with FTI Policano & Manzo, LLC, who shall be given access to supporting information.

                  (d) The Support and Capital Subscription Agreement, dated as of May 29,2002, between NRG Energy and Xcel Energy (the "XCEL SUPPORT AGREEMENT") shall be in full force and effect. The agreement in substantially the form attached hereto as Exhibit A (the
         "XCEL ACKNOWLEDGMENT") shall be in full force and effect. NRG Energy shall have delivered a fully executed copy of the Xcel Acknowledgment to the Agents;

                  (e) Xcel Energy shall have executed and delivered to each of the Agents a letter agreement in substantially the form attached hereto as Exhibit B (the "XCEL LETTER");

                  (f) NRG Energy shall have paid all accrued and unpaid costs, fees and expenses of the Advisors (as defined below) as of the date hereof; and

                  (g) Each of the Flinders Letter (as defined below) and the Enfield Letter (as defined below) shall be in full force and effect and each such letter shall have been amended to provide for an extension thereof until at least November 15,2002.

                  (h) Power Marketing shall have entered into a security agreement in a form satisfactory to counsel for the Global Steering Committee (as defined below) to secure its obligations to NRG Energy as contemplated in paragraph 4(e)(ii)(E) below and shall have filed, registered or recorded, or caused to be filed, registered or recorded financing statements in order to create in favor of NRG Energy a perfected first priority Lien on the collateral described therein.

                  (i) Xcel Energy shall have submitted to the Securities and Exchange Commission an amendment to its Form U- 1
         Application-Declaration under the Public Utility Holding Company Act in a form satisfactory to counsel to the Global Steering Committee.

                  3. Representations and Warranties. Each NRG Party hereby represents and warrants to each of the Lenders and Agents as follows:


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                  (a) It and each of its Subsidiaries is (i) duly organized or formed, validly existing, and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization or formation, (ii) is duly qualified and, to the extent applicable, in good standing under the laws of each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to be so qualified or licensed, and (iii) has all requisite power and authority to own or lease and operate its property and to carry on its business as now conducted and as proposed to be conducted.

                  (b) Its execution, delivery and performance of this Second Collateral Call Extension Letter is within its powers, has been duly authorized by all necessary corporate or other action, and does not (i) contravene its charter, by laws or other similar constituent or organizational documents, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it or any of its Subsidiaries or any of their respective properties, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it or any of its Subsidiaries or any of their respective properties or (iv) result in or require the creation or imposition of any lien or other similar encumbrance upon or with respect to any of its properties or the properties of its Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for its execution, delivery or performance of this Second Collateral Call Extension Letter.

                  (d) This Second Collateral Call Extension Letter has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

                  (e) There is no action, suit, investigation, litigation or proceeding affecting it or any of its Subsidiaries pending or, to the best of its knowledge, threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Second Collateral Call Extension Letter.

                  (f) Neither it nor any of its Subsidiaries or Affiliates has paid or entered into or approved any other arrangement for the payment of any fee or other consideration to any of the Lenders or the Agents or any of their Affiliates in respect of such Lender's or Agent's execution of this Second Collateral Call Extension Letter or to any other lender or creditor in respect of any similar agreement, including, without limitation, (i) that certain letter agreement, dated August 13,2002, from National Australia Bank Limited to NRGenerating Holdings (No. 2) GmbH, Flinders Labuan (No. 1) Ltd., Flinders Labuan (No. 2) Ltd., and Flinders Power Finance Pty Ltd. in respect of the Syndicated Facility Agreement, dated September 7,2000, between Flinders Power Finance Pty Ltd. and certain other parties thereto (as amended, the "FLINDERS LETTER") and (ii) that certain letter agreement, dated August 19,2002, from ABN AMRO Bank N.V., as Bank Agent to Enfield Energy Centre Limited and NRG Energy Inc. in respect of the Enfield Energy Centre Limited (pound sterling) 219,681,000 Project Finance Facilities dated 12 December 1997 between, Enfield Energy Centre Limited and ABN AMRO Bank N.V., as Bank Agent and Technical Agent (as amended, the "ENFIELD LETTER").


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                  (g) Neither it nor any of its Subsidiaries is party to any
         Debt Instrument pursuant to which any Event of Default has occurred which would allow any lender or other party thereto to accelerate any amounts owed under such Debt Instrument or take any other remedial action with respect thereto, other than: (i) any such Event of Default that has been waived in accordance with the terms of such Debt Instrument, (ii) any Event of Default arising in connection with the bankruptcy of PG&E, (iii) any such Event of Default arising out of amounts due under any power marketing agreement, and (iv) any such Event of Default arising in connection with an Exempted Project.

                  (h) All of the information delivered to the Agents pursuant to paragraph 2(c) above or paragraph 4(b) below is true, correct and complete in all material respects and does not omit any material information required to be contained therein and the estimated or projected financial information provided pursuant to paragraph 2(c) above or paragraph 4(b) below was prepared in good faith on the basis of the assumptions set forth therein, which assumptions are fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, NRG Energy's best estimate of its and, to the extent applicable, its Subsidiaries' future financial performance. The Xcel Support Documents (as defined below)
         (i) constitute all of the written agreements with respect to which Xcel Energy or any of its Subsidiaries (other than any NRG Energy or any of its Subsidiaries) have undertaken to provide equity contributions, guaranties, subordinated loans or provide any other financial support to, or on behalf of, NRG Energy or any of its Subsidiaries, (ii) have not been amended, modified or otherwise supplemented from the forms delivered to the Agents (including any amendments or supplements so delivered), and (iii) are in full force and effect, enforceable against Xcel Energy and each other party thereto in accordance with their respective terms.

                  (i) Neither the Flinders Letter nor the Enfield Letter provide for a termination prior to the earlier to occur of November 15,2002 and the occurrence of a Termination Event and neither is on terms more favorable to the Lenders thereunder than the terms of this Second Collateral Call Extension Letter are to the Lenders.

                  (j) Xcel Energy is not obligated, either directly or indirectly, as primary obligor, guarantor or otherwise, to pay or provide any financial support in respect of any costs incurred by NRG Energy or any of its Subsidiaries in connection with any Capital Expenditure (including any construction costs) related to the conduct of NRG Energy's or such Subsidiary's business on or prior to November 15,2002.

                  (k) NRG Energy and its subsidiaries performed and observed in all material respects the terms, covenants and agreements applicable to them in the Initial Collateral Call Extension Letter.

                  4. Covenants. Until the occurrence of the Waiver Termination Date, NRG Energy hereby agrees as follows:

                  (a) At any reasonable time and from time to time, it shall permit (or cause to be permitted) any of the Advisors or any Agent or Lender through its attorneys, advisors or



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         consultants, to examine and make copies of and abstracts from the records and books of account of, and visit its properties and the properties of its Subsidiaries, and to discuss its and its Subsidiaries' affairs, finances and accounts with any of their respective officers or directors or independent certified public accountants or other advisors or consultants. Subject to the provisions of paragraph 15 of this Second Collateral Call Extension Letter, it shall, and shall cause each of its Subsidiaries to, cooperate with the Advisors and any Agent or any Lender through its attorneys, advisors or consultants, and to provide information reasonably requested by the Advisors or any Agent or Lender through its attorneys, advisors or consultants that is in its possession with respect to NRG Energy or any of its Subsidiaries or Affiliates.

                  (b) It shall deliver to each of the Agents:

                           (i) by no later than 12:00 (noon) p.m. on each Friday
                  commencing with the first full week after the execution date all conditions set forth in paragraph 2 have been satisfied,
                  (A) consolidating and consolidated statements of cash flow (including cash receipts and disbursements) for NRG Energy and it Subsidiaries (covering the same Subsidiary level as the Cash Forecast) for the immediately preceding week, setting forth in comparative form actual cash flow and planned cash flow from the Cash Forecast for the immediately preceding week which shall include a written report explaining any material variances and all supporting assumptions relied upon, (B) a detailed schedule of each payment or other transaction between NRG Energy or any of its Subsidiaries and any Affiliate thereof (other than NRG Energy or any of its Subsidiaries), including, without limitation, Xcel Energy, during the immediately preceding week, (C) a detailed schedule of each payment made by NRG Energy or any of its Subsidiaries in excess of $50,000 (or the currency equivalent thereof) during the immediately preceding week identifying payor and payee and if payee is a bank identifying the beneficiary thereof, (D) a 13-week rolling forecast of cash flow and expenditures for the subsequent 13 weeks in the same form as the Cash Forecast for the period commencing with the Monday of the same week and (E) a detailed schedule of all collateral calls in respect of Power Marketing's obligations setting forth with respect to each such collateral call, the amount, the trading counterparty, the Project Subsidiary on whose behalf Power Marketing is trading and an explanation as to the reason such Project Subsidiary was unable to post such collateral call on its own behalf;

                           (ii) concurrently with the delivery of information
                  pursuant to paragraph 4(b)(i) above, a certificate of the chief financial officer or treasurer of NRG Energy stating that (A) no Termination Event has occurred or is continuing,
                  (B) NRG Energy and its Subsidiaries are in compliance with the terms of this Second Collateral Call Extension Letter, (C) no payments have been made with respect to turbines (other than in connection with any Exempted Project to the extent funded with Debt incurred in connection with such Exempted Project),
                  (D) neither NRG Energy nor any of its Subsidiaries has engaged in any speculative trading and (E) NRG Energy was in compliance with paragraph 4(p) below for each day of the preceding week;

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                           (iii) by no later than 23 days after the end of each
                  month (commencing with August 2002), (A) the consolidating and consolidated balance sheets, income statements and cash flow statements (including cash receipts and disbursements) for NRG Energy and each of its Subsidiaries (on a Subsidiary by Subsidiary basis) for such month, setting forth in each case in comparative form (commencing with the statements for September 2002) the figures from the statements referred to in paragraph 4(b)(v) below which shall include a written report explaining any material variances and all supporting assumptions relied upon, (B) a narrative discussion and analysis of the financial condition and results of operations of NRG Energy and its Subsidiaries for such month, as compared to the previous month, (C) a schedule setting forth a listing by Debt Instrument and in the aggregate of payments of principal of and interest on the Debt of NRG Energy and its Subsidiaries due during the succeeding twelve-month period (including the dates when due and any applicable grace periods and whether or not such payments are anticipated to be made) and (D) a schedule setting forth as of the end of such month all outstanding loans and open advances made by Xcel Energy, NRG Energy or any of their Subsidiaries to NRG Energy, any of its Subsidiaries or any of its Affiliates;

                           (iv) by no later than 23 days after the end fiscal
                  quarter, a schedule setting forth a listing by Debt Instrument and in the aggregate of payments of principal of and interest on the Debt of NRG Energy and its Subsidiaries due during the succeeding five-year period (including the dates when due and any applicable grace periods and whether or not such payments are anticipated to be made);

                           (v) by no later than the 25th day of each month
                  (commencing September 25,2002), forecasts prepared by management of NRG Energy of consolidated and consolidating balance sheets, income statements and cash flow statements (including cash receipts and disbursements) for NRG Energy and each of its Subsidiaries (on a Subsidiary by Subsidiary basis) for each month and the last day of such month in the next three-month period commencing on the first day of the next month;

                           (vi) on or prior to October 15, 2002, a not less than
                  three-year detailed business plan for NRG Energy and its Subsidiaries that has been approved by the Board of Directors of NRG Energy for presentation to its creditors (the "BUSINESS Plan"), and the Business Plan or information provided concurrently with it shall describe the assumptions used in the preparation thereof and include supporting detail for the valuations used as the basis for the decision-making with respect to projects which is reflected therein. The Business Plan shall be in scope and detail reasonably satisfactory to the Agents;

                           (vii) on or prior to October 31, 2002, a detailed
                  restructuring plan approved by the Board of Directors of NRG Energy that provides for (1) the Proposed Restructuring of NRG Energy and its Subsidiaries and (2) Xcel Energy to satisfy its obligations under the Xcel Support Agreement and Xcel Acknowledgement;

                           (viii) to the extent not previously provided pursuant
                  to the Initial Collateral Call Extension Letter, on or prior to September 27,2002, copies of (A) all tax sharing agreements and arrangements, Debt Instruments, Capital Expenditure Agreements, Lease Agreements and Other Material Agreements together with any amendments, modifications and supplements thereto and any other material documents or agreements relating thereto or entered into in connection therewith, (B) any other material agreement relating to the ownership, development, construction, operation or maintenance of any of the businesses or properties of NRG Energy and its Subsidiaries, (C) any agreement relating to any material supply arrangements entered into by NRG Energy or any of its Subsidiaries, (D) any material contract or agreement relating to the sale or proposed sale of energy by NRG Energy or any of its Subsidiaries or any of their assets or properties and (E) any surety instrument, performance bond, guaranty or other similar instrument or agreement issued or entered into by Xcel Energy with respect to the power marketing obligations of NRG Energy or any of its Subsidiaries (collectively, the "XCEL POWER MARKETING GUARANTEES" and together with the Xcel Support Agreement and Xcel Acknowledgement, the "Xcel SUPPORT DOCUMENTS");

                           (ix) written notice at least five days prior to (A)
                  entering into any transaction with any Affiliate or (B) making any payment or payments in an aggregate amount over $100,000 (or the currency equivalent thereof) that are not specifically reflected on the Cash Forecast or on a schedule thereto;

                           (x) promptly upon receipt thereof, copies of all
                  notices, requests and other documents received by NRG Energy or any of its Subsidiaries under the Flinders Letter, the Enfield Letter or any Debt Instrument, Capital Expenditure Agreement, Lease Agreement or Other Material Agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of NRG Energy or any of its Subsidiaries in respect of such agreement or which could otherwise reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of NRG Energy or any of its Subsidiaries or NRG Energy's or any of its Subsidiaries' ability to perform its obligations under any of the Agreements or this Second Collateral Call Extension Letter and copies of any amendment, modification or waiver of any provisions of any Debt Instrument, Capital Expenditure Agreement, Lease Agreement or Other Material Agreement;

                           (xi) promptly after the commencement thereof, notice
                  of any action, suit, investigation, litigation or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting NRG Energy or any of its Subsidiaries or Affiliates which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of NRG Energy or any of its Subsidiaries or NRG Energy's or any of its Subsidiaries' ability to perform its obligations under any of the Agreements or this Second Collateral Second Call Extension Letter;

                           (xii) promptly after the filing thereof, copies of
                  any financial statements or reports that Xcel Energy, NRG Energy or any of its Subsidiaries sends to its stockholders, members or partners, and copies of all regular, periodic and special reports that NRG Energy or any of its Subsidiaries or Affiliates files with the Securities and Exchange Commission or any similar governmental authority;

                           (xiii) promptly after the furnishing thereof, copies
                  of any statement, report or document furnished to any creditor of NRG Energy or any of its Subsidiaries which has not otherwise been furnished to the Agents pursuant to the Agreements or this Second Collateral Call Extension Letter;

                           (xiv) by no later than 12:00 (noon) p.m. on each
                  Wednesday, commencing with Wednesday September 18,2002, a detailed written report setting forth the developments and activities during the week covered thereby with respect to contemplated asset sales (such reports shall include, by way of example, (1) any change in the anticipated closing date of each asset sale, (2) expected net cash proceeds of each asset sale, (3) number of bidders, (4) status of regulatory clearances, as applicable and (5) drafts of all agreements that have been circulated among the parties with respect to such asset sales), the first such report to include all developments and activities since September 2,2002;

                           (xv) from time to time upon request by any of the
                  Co-Chairs of the Global Steering Committee (as defined below) and otherwise as may be considered appropriate by NRG Energy, a report describing any material discussions that Xcel Energy, NRG Energy or any of its Subsidiaries (including representatives and advisors of NRG Energy or any of its Subsidiaries) has had with any material creditor of NRG Energy or any of its Subsidiaries;

                           (xvi) on or prior to October 15,2002, deliver a
                  written transition, remediation and security plan that provides for the winding down of each of the Exempted Projects; provided, that such plan must be reasonably satisfactory to the Agent for the Lenders party to any Debt Instrument relating to such Exempted Project and to the Co-Chairs of the Global Steering Committee; and

                           (xvii) promptly, notice of any demand or notices of
                  termination or default received by NRG Energy or any of its Subsidiaries under or in respect of the Flinders Letter, the Enfield Letter or any Debt Instrument, Capital Expenditure Agreement, Lease Agreement or Other Material Agreement that may be material to the interests of NRG Energy or the Lenders.

                  (c) It shall cause its and its Subsidiaries' management and officers to be available to meet with the Agents, the Lenders and any of their attorneys, advisors or consultants, including, without limitation, the Advisors on a regular basis as reasonably requested from time to time by the Agents or Advisors.

                  (d) It shall cooperate in taking all actions necessary to protect and preserve the rights of NRG Energy under the Xcel Support Agreement and Xcel Acknowledgement, including by taking such actions as may be necessary to ensure that its rights and remedies under the Xcel Support Agreement and Xcel Acknowledgement shall not be affected by the commencement by or against NRG Energy of any bankruptcy proceeding.

                  (e) It shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names it or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                           (i) Liens in effect as of the date hereof;

                           (ii) each of the following, as to which no
                  enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                                (A) Liens for taxes, assessments and
                           governmental charges or levies not yet due and payable;

                                (B) Liens imposed by law, such as materialmen's,
                           mechanics', carriers, workmen's and repairmen's liens
                           (i) that are with respect to obligations not overdue for a period of more than 30 days and do not materially adversely affect the use of the property to which they relate, or (ii) in the case of Liens on any Exempted Project, that result from the non-payment of obligations with respect to an Exempted Project;

                                (C) pledges or deposits to secure obligations
                           under workers' compensation laws or similar legislation or to secure public or statutory obligations;

                                (D)easements, rights of way and other
                           encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and

                                (E) Liens resulting from collateral calls in
                           respect of Power Marketing's obligations in an aggregate amount at any one time outstanding not to exceed $20,000,000 (or the currency equivalent thereof), plus (x) any collateral calls funded by any Project Subsidiary with its own cash resources (including loans or advances by lenders to it) and (y) any collateral calls previously met with funds as permitted under the Initial Collateral Call Extension Letter; provided, that to the extent that NRG Energy or any of its non-Project Subsidiaries funds any such collateral call, (i) the trading agreement or arrangement related to such collateral call is not supported by a guarantee or other credit support by Xcel Energy, (ii) NRG Energy's funding thereof shall take the form of a loan to Power Marketing evidenced by a note in a form satisfactory to counsel to the Global Steering Committee and such loan shall be secured by a perfected first priority security interest in the assets (including contract rights and other general intangibles) of Power Marketing to the extent such a security interest may be granted therein under the contractual obligations of NRG Energy and its Subsidiaries and may be so granted without requiring an equal and ratable Lien in favor of any other person and (iii) in the reasonable judgment of NRG Energy, the funding of any such collateral call provides a material benefit to a project which is not an Exempted Project. Such $20,000,000 may be increased with the consent of the Agents.

                           (iii) transfers of revenues received by NRG Energy or
                  its Subsidiaries to any account (including any debt service reserve account or other similar collateral account) required pursuant to the terms of any Debt Instrument as in effect as of the date hereof.

                  (f) It shall not, directly or indirectly, optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner or enter into any transaction the economic consequence of which would be the same, or make any payment in violation of any subordination terms of any Debt owed by it or any of its Subsidiaries, or amend, modify or change in any manner any material payment term of any such Debt or permit any of its Subsidiaries to do any of the foregoing.

                  (g) Except to the extent otherwise expressly provided in this Second Collateral Call Extension Letter, it shall not sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets to, in each case, any of its Affiliates (other than to NRG Energy and its Subsidiaries and in the ordinary course of business).

                  (h) It shall not make or hold, or permit any of its Subsidiaries to make, or hold any investment in or loan to any of its Affiliates, except for (i) investments or loans in existence as of the date hereof or (ii) investments by NRG Energy or its Subsidiaries in their Subsidiaries to the extent the proceeds thereof are used to make any payments listed on the Cash Forecast or a schedule thereto.

                  (i) It shall not declare or pay any dividend, purchase, redeem, retire, defease or otherwise acquire for value any of its equity interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent persons thereof) as such, make any distribution of assets, equity interests, obligations or securities to its stockholders, partners or members (or the equivalent persons thereof) as such or permit any other NRG Collateral Party to do any of the foregoing, or permit any other NRG Collateral Party to purchase redeem, retire, defease or otherwise acquire for value any equity interests in NRG Energy or any of its Affiliates.

                  (j) It shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any indebtedness or other obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction or (ii) for rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, any capitalized lease) except for such Lease Agreements as are in existence as of the date hereof or are entered into in the ordinary course of business in a manner consistent with the past practice of NRG Energy or such Subsidiary.

                  (k) It shall not engage, or permit any of its Subsidiaries to engage, in any transaction involving any Swap Contract except for such transactions as are entered into in the ordinary course of business in a manner consistent with the past practice of NRG Energy or such Subsidiary.

                  (1) It shall not make, nor permit any of its Subsidiaries to make, any Capital Expenditure except for:

                           (i) such obligations as it or its Subsidiaries have
                  incurred as of the date hereof pursuant to a legally binding Capital Expenditure Agreement and which are payable on or prior to the Waiver Termination Date in accordance with their terms; and

                           (ii) obligations incurred in the ordinary course of
                  business after the date hereof in a manner consistent with the past practice of NRG Energy or such Subsidiary which are payable on or prior to the Waiver Termination Date in accordance with their terms and the terms of this Agreement and the Xcel Letter.

                  (m) It shall not make any payment, or permit any of its Subsidiaries to make any payment, to any other Person (including Xcel Energy or any Affiliate thereof) except for payments specifically contemplated (in amount and timing) by the Cash Forecast and in accordance with the other provisions of this Second Collateral Call Extension Letter or the Xcel Letter. For purposes of this paragraph 4(m), the Cash Forecast shall refer to a revised version of the Cash Forecast which NRG Energy shall prepare and deliver to the Lenders upon delivery of the Business Plan if at the time thereof NRG Energy is designating additional projects as Exempted Projects as contemplated by the definition thereof, which revised version shall only omit payments by NRG Energy and its other Subsidiaries to or on behalf of the Project Subsidiaries related to such additional Exempted Projects as NRG Energy reasonably determines are appropriate as a result of such designation.

                  (n) It shall not, nor shall it permit any of its Subsidiaries to, incur any indebtedness or other obligation which involves consideration payable by it or any of its Subsidiaries in excess of $100,000 (or the currency equivalent thereof) in the aggregate, other than any such obligation incurred in the ordinary course of business in a manner consistent with the past practice of NRG Energy or such Subsidiary.

                  (o) It shall not enter into any amendment, side letter or similar agreement or other commitment with any Lender or other creditor of NRG Energy or any of its Subsidiaries (other than trade and similar creditors the obligations owing to which are not material in relation to the Debt of NRG Energy and its Subsidiaries) that has the effect of establishing rights, creating improvements of position or otherwise benefiting such Lender or creditor, as the case may be, in a manner more favorable in any respect to such Lender or creditor, as the case may be, than the rights, improvements and benefits established in favor of the Lenders by this Second Collateral Call Extension Letter.

                  (p) It shall not permit for any day the aggregate available cash resources (excluding any restricted or segregated cash or cash subject to any Lien) of NRG Energy and its Subsidiaries which are not Project Subsidiaries or foreign Subsidiaries to be less than the amount set forth opposite the week in which such day occurs on Schedule 1 hereto, plus (i) 85% of the net proceeds from asset sales received by NRG Energy and such Subsidiaries since the date hereof (including any such net proceeds received by them from asset sales by Project Subsidiaries or foreign Subsidiaries), (ii) 85% of the other amounts received by NRG Energy and such Subsidiaries from Project Subsidiaries in the United States since the date hereof not contemplated by the Cash Forecast, (iii) 50% of the other amounts received by NRG Energy and such Subsidiaries from foreign Subsidiaries or other foreign sources since the date hereof (other than amounts received under clause (i) above) and (iv) other cash inflows received by NRG Energy and such Subsidiaries from other sources not contemplated by the Cash Forecast. To the extent consistent with the Debt Instruments to which such Project Subsidiary is a party, it shall cause each Project Subsidiary to dividend or advance to it all cash which is available to such Project Subsidiary for distribution and is not reasonably necessary for the conduct by such Project Subsidiary of its business or activities.

                  (q) It shall not and shall not permit any of its Subsidiaries to enter into any agreement or understanding to make any material payment payable after November 15, 2002, except for agreements or understanding, entered into in the ordinary course of business in a manner consistent with the past practices of NRG Energy or such Subsidiary. In no event shall Power Marketing enter into any trading contract for a period that is in whole or in part past November 15, 2002 unless such trading contract is nonspeculative in nature and is part of a series of relating trading contracts that assure a favorable fuel purchase and power supply arrangement for a particular project or region.

                  (r) To the extent practicable, it shall not commingle or permit Power Marketing or any of its other Subsidiaries to commingle cash of its Project Subsidiaries with separate indebtedness with the cash of NRG Energy or any other of its Subsidiaries, and if and to the extent there is any such commingling, it shall take appropriate measures to track and record such cash. It shall cause Power Marketing to settle no less often than weekly all of its payment obligations to NRG Energy and its other Subsidiaries; and on or prior to October 9, 2002 it shall cause Power Marketing to remit to each Project Subsidiary all power revenues for sales by Power Marketing of station power generated by such Project Subsidiary through the period ending on September 30, 2002, to the extent that the same have not been therefore remitted to such Project Subsidiary, with any such amount being subject only to charges not previously paid by such Project Subsidiary and determined in accordance with applicable agreements and Power Marketing's current practices in dealing with the Project Subsidiaries generally.

                  (s) It shall not make or meet or cause to be made or met any payment (including the providing of any cash collateral) or collateral call using the cash of NRG Energy or any of its other Subsidiaries for the benefit of a Project Subsidiary if such payment or capital call can be made or met by such Project Subsidiary with its own cash resources, including from cash that has been "restricted" pursuant to the terms of an agreement in existence on the date hereof but that is available under such agreement for use to make such payment for such.

                  (t) It shall not permit Power Marketing to (i) terminate, or fail to utilize the rights and benefits available to it under, any trading contract or arrangement supported by a guarantee or other credit support from Xcel Energy, unless such termination or failure is in the best interest of NRG Energy and its Subsidiaries, or (ii) release Xcel Energy from any guarantee or credit support with respect to any trading contract or arrangement.

                  (u) It shall not effect any amendment, modification or waiver to the Xcel Support Agreement or the Xcel Acknowledgement.

                  5. No Further Advances Etc. Each of the NRG Parties on behalf of itself and its Subsidiaries hereby agrees and acknowledges that prior to the Waiver Termination Date it will not make, nor shall any of its Subsidiaries make, any further draws or requests for loans, advances or the issuance of any letters of credit or other extensions of credit under any of the Agreements without the express written consent of the Required Percentage of Lenders required to waive any condition precedent to the making of such draw, loan or advance or the issuance of any letter of credit or the making of any other extension of credit under the terms of such Agreement (or the related Primary Agreement); provided, that notwithstanding the foregoing, nothing in this Second Collateral Call Extension Letter shall prohibit the rollover of any outstanding loan or advance on the date regularly scheduled for such rollover under any of the Agreements or the deemed making of any loan or advance under any of the Agreements as a result of the payment by any of the Lenders or Agents of any amounts required to protect any collateral under the Agreements or as otherwise provided for under the Agreements.

                  6. Termination Events. Upon the occurrence of any of the following events (each such event being a "TERMINATION EVENT"):

                  (a) Any representation or warranty made by any NRG Party (or any of its officers) under or in connection with this Second Collateral Call Extension Letter or any document delivered pursuant hereto shall prove to have been incorrect in any material respect when made; or

                  (b) Any NRG Party shall fail to perform or observe any other term, covenant or agreement contained in this Second Collateral Call Extension Letter on its part to be performed or observed; or

                  (c) Xcel Energy shall fail to perform or observe any term, covenant or agreement contained in the Xcel Letter on its part to be performed or observed, shall contest or deny the enforceability of any of its obligations thereunder or under the Xcel Support Agreement or shall fail to perform or observe any term, covenant or agreement contained in the Xcel Acknowledgment; or

                  (d) Any Event of Default (other than (i) any Event of Default that has been waived in accordance with the terms of the relevant Agreement or Debt Instrument, (ii) an Event of Default arising in connection with the bankruptcy of PG&E or any Exempted Project, (iii) any Event of Default existing on the date hereof arising out of amounts due under any power marketing agreement or in respect of any Exempted Project and (iv) any Event of Default arising out of a failure by NRG Energy or any of its Subsidiaries to make payment when due on account of principal or interest on any Debt, including under the Agreements but excluding any such Event of Default which has arisen out of or serves as the basis of any acceleration of any such Debt) under any Agreement or Debt Instrument shall occur and continue for one (1) day without waiver by the Required Percentage of Lenders party to such Agreement (or related Primary Agreement) or the requisite percentage of lenders or creditors under any other Debt Instrument required to consent to such waiver under the terms of such Agreement, or other Debt Instrument as the case may be; provided that (x) any Event of Default which has arisen out of or serves as the basis of any acceleration of any Debt and (y) the occurrence of any insolvency or bankruptcy event in respect of NRG Energy or any of its Subsidiaries (other than any Project Subsidiary owning an Exempted Project) which constitutes an Event of Default, in each such case, shall result in an immediate and automatic termination of this Second Collateral Call Extension Letter without giving effect to any grace period in connection therewith; or

                  (e) Xcel Energy shall invest or commit to invest (within the meaning of Rule 53(a)(l)(i) of the Public Utility Holding Company Act) in any Person that is an "exempt wholesale generator" or "foreign utility company" (in either case as defined under the Public Utility Holding Company Act) other than NRG Energy which investment or commitment to invest shall reduce the amount permitted to be invested or committed to be invested in NRG Energy and its Subsidiaries under the Public Utility Holding Company Act (including, without limitation, under Rule 53 and 54 thereunder); or

                  (f) Any other agreement similar in effect to this Second Collateral Call Extension Letter entered into in respect of any Debt Instrument shall terminate, including, without limitation, the Flinders Letter; or

                  (g) Any of Jones, Day, Reavis & Pogue, Lazard Freres & Co. LLC or Zolfo Cooper LLC (or any other replacement advisor reasonably acceptable to the Lenders) shall no longer be acting as an advisor to NRG Energy; or

                  (h) Xcel Energy shall no longer own and control 100% of the equity interests in NRG Energy or Xcel Energy shall make any public statement that is contrary to its statement in the last sentence of the third paragraph of Note 6 of the Notes to Consolidated Statements in its Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ended June 30, 2002 and which was filed on August 14, 2002 and which is a material adverse change to the prospects of NRG Energy and its Subsidiaries or Xcel Energy shall fail to make the tax sharing payments to NRG Energy and its Subsidiaries contemplated by the Cash Forecast; or

                  (i) any federal, state or local governmental agency or regulatory body (including, without limitation, the Securities and Exchange Commission) shall take any action that may reasonably be expected to limit Xcel Energy's ability to perform its obligations under the Xcel Support Agreement or the Xcel Acknowledgment;

then, and in any such event, (A) if such event is a Termination Event specified in the proviso to clause (d) of this paragraph 6 above, automatically this Second Collateral Call Extension Letter shall immediately terminate, and (B) if such event is any other Termination Event then, with the consent of any Agent(s) representing at least 25% by amount of the Lenders or of any three or more Agents and notice from such Agent(s) to NRG Energy, this Second Collateral Call Extension Letter shall immediately terminate.

                  7 . Exempted Projects. Notwithstanding anything herein to the contrary, each of the parties hereto hereby agrees and acknowledges that with respect to each of the Exempted Projects:

                  (a) Each Lender and Agent party to any Debt Instrument governing or evidencing any Debt incurred by any Project Subsidiary in respect of such Exempted Project (each such Debt Instrument, being a "EXEMPTED PROJECT DEBT INSTRUMENT") shall not be prejudiced or limited by any of the waivers or extensions contemplated by this Second Collateral Call Extension Letter in connection with its exercise of remedies in connection with such Exempted Project, Project Subsidiary or any collateral provided to secure such defaulted Exempted Project Debt Instrument, including without limitation, foreclosure of any equity interests in a Project Subsidiary pledged by NRG Energy or any of its Subsidiaries;

                  (b) NRG Energy and each of its Subsidiaries each hereby acknowledge and agree that, by entering into this Second Collateral Call Extension Letter, each of NRG Energy and each of its Subsidiaries does hereby waive, for the benefit of each holder or owner of an interest in an Exempted Project Debt Instrument, any defense, affirmative defense, offset, claim or counterclaim under any legal or equitable theory based upon the fact that NRG Energy (in respect of the Exempted Project at issue) is not named in any action or claim commenced at any time prior to the Waiver Termination Date to enforce remedies in respect of a default under the applicable Exempted Project Debt Instrument (a "COVERED ACTION"). Each of NRG Energy and each of its Subsidiaries each hereby further expressly waives the right to assert as a defense, affirmative defense, offset, claim or counterclaim in respect of any action or claim to enforce obligations of NRG Energy (in respect of the Exempted Project at issue) in respect of any Exempted Project Debt

         Instrument: (i) the argument that NRG Energy is or was an indispensable party to such Covered Action; (ii) the argument that all claims arising out of the same general set of facts should have been joined in a single action; (iii) any argument based upon latches, waiver or estoppel due to the failure to name NRG Energy in such Covered Action; or (iv) the running of any applicable statute of limitations during the pendency of this Second Collateral Call Extension Letter. Each of NRG Energy its Subsidiaries hereby acknowledge the assistance of counsel in making the foregoing waivers and acknowledge that such waivers are intended to facilitate the success of this letter agreement by permitting lenders to Exempted Projects to enforce rights against the Exempted Projects, the Project Subsidiaries and any collateral pledged in support of the respective Exempted Projects, the Project Subsidiaries and any collateral pledged in support of the respective Exempted Project Debt Instrument without prejudice to their rights under agreements with NRG Energy in respect of the Second Collateral Extension;

                  (c) NRG Energy and the Lenders and Agents party to the Exempted Project Debt Instrument relating to such Exempted Project may enter into discussions for, and consummate, a restructuring of each such Exempted Project (each a "EXEMPTED PROJECT RESTRUCTURING"), which may include a transfer of all or some of the assets of such Exempted Project or the equity interests of the Project Subsidiary owning such Exempted Project or such other actions as may be agreed between NRG Energy and the Lenders and Agents parties to such Exempted Project Debt Instrument in respect of such Exempted Project and, nothing in this Second Collateral Call Extension Letter shall limit the terms and conditions of any such Exempted Project Restructuring or any of the agreements or undertakings of NRG Energy entered into in connection therewith, and

                  (d) NRG Energy shall take all steps and actions and otherwise cooperate with each Agent party to an Exempted Project Debt Instrument as such Agent may reasonably request in connection with the preservation of the value of each Exempted Project and appropriate safeguarding and remediation efforts with respect thereto to the extent such request entails no material expenditure or disadvantage to NRG Energy that may materially and adversely affect creditors of NRG Energy.

                  8. Reservation of Rights. NRG Energy acknowledges and agrees that, other than with respect to the waivers and extension set forth specifically in this Second Collateral Call Extension Letter, the Lenders and the Agents party to the various Debt Instruments shall preserve all rights and remedies set forth therein and under applicable law, and nothing contained herein shall in any way limit said rights or diminish any of the obligations of NRG Energy or any of its Subsidiaries contained in any such Debt Instruments.

                  9. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered to each Agent or Lender, as the case may be, in accordance with the relevant notice provisions of each Agreement to which such Agent or Lender is a party and to NRG Energy or any of its Subsidiaries to NRG Energy at NRG Energy's address at PO Box 9477, 11 Nicollett Mall, Minneapolis, Minnesota 55484, Attention: Richard Kelly; phone number: (612) 215-5372; fax number: (612) 215-4615, and email:
Richard.Kelly@Xcelenergy.com; with a copy to Jones Day, Reavis & Pogue at its address at 77

West Wacker Drive, Chicago, Illinois 60601, Attention: Peter Clarke; phone number (312) 782-3939 and fax number: (312) 782-8585.

                  10. Ratification Etc. Each of the Agreements are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, any guaranty or collateral document relating to any of the Agreements and all of the collateral described therein, if any, do and shall continue to guaranty or secure, as the case may be, the payment of all obligations contemplated to be guaranteed or secured by such guaranty or collateral under such collateral document. The execution, delivery and effectiveness of this Second Collateral Call Extension Letter shall not, except to the extent of the Collateral Extension and solely with respect to Killingholme Facility Agreement, the Killingholme Waiver, operate as a waiver of any right, power or remedy of any Lender or Agent under, or any default (now or hereafter existing) of any NRG Party under, any of the Agreements, at law or otherwise, nor constitute a waiver of any provision of any Agreement.

                  11. Amendments; Waivers Etc. No amendment or waiver of any provision of this Second Collateral Call Extension Letter or the Xcel Letter, nor consent to any departure by NRG Energy, any NRG Party, Xcel Energy or any of their respective Affiliates or Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Signing Agents on behalf of Lenders representing the same Required Percentage of Lenders under each Primary Agreement as is required in connection with the granting of the waivers contemplated by this Second Collateral Call Extension Letter. Any amendment or waiver of any provisions of this Second Collateral Call Extension Letter or the Xcel Letter or any further amendment or waiver of any Agreement may be made by the Required Percentage of the relevant Lenders (each Lender acting in its sole discretion).

                  12. Fees and Expenses. NRG Energy hereby agrees to pay on demand (a) all fees, costs and expenses of (i) FTI Policano & Manzo, LLC, PA Consulting Group, Inc. and Simpson Thacher & Bartlett or (ii) in the event that any other attorney, advisor or consultant is substituted therefor or otherwise appointed by the Lenders or Agents in respect of the Proposed Restructuring upon the formation of any steering or coordinating committee by the Lenders (any such committee being hereinafter referred to as the "GLOBAL STEERING COMMITTEE"), such other attorney, advisors or consultants (collectively, the "ADVISORS") incurred in connection with their acting as advisors to any of the Lenders, Agents or the Global Steering Committee, as the case may be, in respect of this Second Collateral Call Extension Letter or the Proposed Restructuring and (b) all reasonable costs and expenses of each Agent and Lender in connection with the preparation, execution and delivery of, or enforcement of, this Second Collateral Call Extension Letter or the Xcel Letter or in connection with the Proposed Restructuring, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without, limitation, the reasonable fees and expenses of counsel for each Agent and Lender).

                  13. Indemnification. NRG Energy hereby agrees to indemnify and hold harmless each Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents, advisors (including, without limitation, the Advisors) and other representatives (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) this Second Collateral Call Extension Letter or the Xcel Letter or (b) the Proposed Restructuring, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any NRG Party, any shareholder of any NRG Party, or any creditor of any NRG Party or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the Proposed Restructuring is consummated. NRG Energy further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it or any of its Subsidiaries or Affiliates or to its or their respective security holders or creditors arising out of, related to or in connection with this Second Collateral Call Extension Letter, the Xcel Letter or the Proposed Restructuring, except for direct, as opposed to consequential, damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party's gross negligence or willful misconduct.

                  14. Assignments and Participations. Each of the Lenders hereby agrees that it will not assign or participate any of its rights or obligations under any of the Agreements unless any such assignment or participation complies with the provisions of such Agreement and any such assignee or participant has agreed in writing to be bound by the terms hereof.

                  15. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information (as defined below) to any Person without the prior consent of NRG Energy, other than (a) to such Agent's or Lender's Affiliates and their officers, directors, employees, agents, attorneys and advisors and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender, (d) to any Lender or to any potential assignee or participant in respect of any Lender's interest under any of the Agreements, (e) to any other Person to which such Agent or Lender is permitted to disclose information pursuant to the confidentiality provision contained in any Agreement and (e) to any rating agency when required by it. "CONFIDENTIAL INFORMATION" means any information that NRG Energy or any of its Subsidiaries furnishes to any Agent or Lender pursuant to this Second Collateral Call Extension Letter in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public (other than as a result of a breach by such Agent or Lender of its obligations hereunder) or that is or becomes available to such Agent or Lender from a source other then NRG Energy or any of its Subsidiaries that is not, to the best of such Agent's or Lender's knowledge, acting in violation of a confidentiality agreement with NRG Energy or such Subsidiary.

                  16. Survival. Paragraphs l(b), 12, 13, 15, 18, 19 and 20 of this Second Collateral Call Extension Letter shall survive any termination of this Second Collateral Call Extension Letter or the occurrence of the Waiver Termination Date. In addition, each representation and warranty made or deemed to be made hereunder shall survive the making of such representation and warranty and no Agent or Lender shall be deemed to have waived, by reason of entering into this Second Collateral Call Extension Letter any claim it may have that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that any such Agent or Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time it was made.

                  17. Counterparts Etc. This Second Collateral Call Extension Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Collateral Call Extension Letter by telecopier shall be effective as delivery of an original executed counterpart of this Second Collateral Call Extension Letter.

                  18. Submission to Jurisdiction, Etc. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of ay New York State Court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Second Collateral Call Extension Letter or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Second Collateral Call Extension Letter shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Second Collateral Call Extension Letter in the courts of any jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Second Collateral Call Extension Letter in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  19. GOVERNING LAW. THIS SECOND COLLATERAL CALL EXTENSION LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECOND COLLATERAL CALL EXTENSION LETTER OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  If you agree to the terms and provisions of this Second Collateral Call Extension Letter please evidence such agreement by executing and returning at least five counterparts of this Second Collateral Call Extension Letter to the attention of Elizabeth Nahm and Aaron Eddington at Simpson
Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017.

                                Very truly yours,

                                NRG ENERGY, INC.

                                By: /s/ C. Adam Carte
                                   ------------------------------------------
                                   Name:  C. Adam Carte
                                   Title: Vice President, Treasurer & CFO

                                NRG POWER MARKETING INC.



                                /s/ Paul J. Bonavia
                                ----------------------------------------------
                                Name: Paul J. Bonavia
                                Title: Chairman, President & CEO

                                BRAZOS VALLEY ENERGY LP

                                By:  NRG Brazos Valley GP LLC, as general
                                     partner of Brazos Valley Energy LP


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name:  Richard C. Kelly
                                Title: President

                                BRAZOS VALLEY TECHNOLOGY LP

                                By: Brazos Valley Energy LP

                                By: NRG Brazos Valley GP LLC, as general
                                    partner

                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                CONEMAUGH POWER LLC




                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                GRANITE POWER PARTNERS II, L.P.

                                By: NRG Granite Acquisition LLC, its general
                                    partner


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                INDIAN RIVER POWER LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                KEYSTONE POWER LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                KILLINGHOLME GENERATION LIMITED


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: Director

                                KILLINGHOLME POWER LIMITED


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: Director

                                LSP-NELSON ENERGY, LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                LSP-PIKE ENERGY, LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President





                                MIDATLANTIC GENERATION HOLDING
                                LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG AUDRAIN GENERATING LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG AUDRAIN HOLDING LLC



                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG BRAZOS VALLEY GP LP



                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG BRAZOS VALLEY GP LLC



                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President



                                NRG BRAZOS VALLEY TECHNOLOGY LP LLC

                                By: Brazos Valley Energy LP, its sole member

                                By: NRG Brazos Valley GP LLC, its general
                                    partner


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG CAPITAL LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG ENERGY, INC.

                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President & Chief Operating Officer

                                NRG FINANCE COMPANY I LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG MCCLAIN LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG MIDATLANTIC GENERATING LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG MIDATLANTIC LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG NELSON TURBINES LLC


                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                NRG TURBINES LLC

                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

                                STERLING LUXEMBOURG (NO. 3) S.A.R.1.


                                By: NRGenerating Holdings (No. 15) B.V.

                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: Director

                                VIENNA POWER LLC

                                /s/ Richard C. Kelly
                                ----------------------------------------------
                                Name: Richard C. Kelly
                                Title: President

Agreed as of the date first above written:

OB BEHALF OF THE LENDERS UNDER THE FINCO CREDIT AGREEMENT

CREDIT SUISSE FIRST BOSTON,

NEW YORK BRANCH, as Administrative Agent


By: /s/ Carol Flaton
   ----------------------------------
Name: Carol Flaton
Title: Director



By: /s/ David L. Sawyer
   ----------------------------------
Name: David L. Sawyer
Title: Director

Agreed as of the date first above written:


ON BEHALF OF THE LENDERS UNDER THE NRG MCCLAIN CREDIT AGREEMENT

WESTDEUTSCHE LANDESBANK GIROZENTRALE,
NEW YORK BRANCH,
as Administrative Agent


By: /s/ Michael G. Pantelogianis
   ----------------------------------
Name: Michael G. Pantelogianis
Title: Associate Director


By: /s/ Jared Brenner
   ----------------------------------
Name: Jared Brenner
Title: Director

Agreed as of the date first above written:

ON BEHALF OF THE LENDERS UNDER THE NRG MIDATLANTIC LOAN AGREEMENT

JP MORGAN CHASE BANK, as Administrative Agent


By: /s/ Kimberly Turner
   ----------------------------------
Name: Kimberly Turner
Title: Vice President

Agreed as of the date first above written:

ON BEHALF OF THE LENDERS UNDER THE BRAZOS VALLEY CREDIT AGREEMENT

ABN AMRO BANK N.V.,
as Agent


By: /s/ Neil J. Bivona
   ----------------------------------
Name: Neil J. Bivona
Title: Group Vice President



By: /s/ Bryan J. Matthews
   ----------------------------------
Name: Bryan J. Matthews
Title: Corporate Banking Officer

Agreed as of the date first above written:

ON BEHALF OF THE LENDERS UNDER THE KILLINGHOLME FACILITY
AGREEMENT

BANC OF AMERICA SECURITIES LIMITED,
as Facility Agent


By: /s/ J. A. Onadney
   ----------------------------------
Name: J. A. Onadney
Title: Vice President

Agreed as of the date first above written:

ON BEHALF OF THE LENDERS UNDER THE ING ENTRADE FACILITY
AGREEMENT

ING BANK, N.V., organizacni slozka
As Facility Agent



By: /s/ Jan Struz
   ----------------------------------
Name: Jan Struz
Title: General Manager



By: /s/ Tomas Hlivka
   ----------------------------------
Name: Tomas Hlivka
Title: Risk Manager

                                                                      SCHEDULE A




                               CERTAIN DEFINITIONS

                  "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that (a) Xcel Energy shall be deemed to be an Affiliate of NRG Energy and each of its Subsidiaries and (b) a Person shall be deemed to be an Affiliate of any other Person if it possesses, directly or indirectly, the power to vote 5% or more of the voting interests of such other Person or the ability to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting interests, by contract or otherwise.

                  "BRAZOS VALLEY PROJECT" means that approximately 633 MW combined cycle electric generating facility currently being developed by NRG Energy and under construction near Fort Bend County, Texas.

                  "CAPITAL EXPENDITURE AGREEMENT" means, with respect to any Person, any agreement relating to any Capital Expenditures to be made by such Person.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition or construction or expense of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

                  "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect obligation of such Person, whether or not contingent, with or without recourse, with respect to any Debt, lease, dividend, letter of credit or other obligation (THE "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGER"), including any obligation of such Person (a) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (b) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.

                  "DEBT" of any Person means all of the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services; (e) indebtedness (excluding prepaid interest thereon) secured by an lien or any similar encumbrance on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in

                                  Schedule A-1
recourse; (f) any capital leases; and (g) all Contingent Obligations of such Person with respect to any of the foregoing.

                  "DEBT INSTRUMENT" means, with respect to any Person, any agreement, indenture, guaranty or other instrument to which such Person is a party or issued by such Person in connection with any Debt incurred or to be incurred by such Person.

                  "EVENT OF DEFAULT" means, with respect to any Debt Instrument (including, any Agreement) any event (regardless of how defined in such Debt Instrument) has occurred and is continuing after giving effect by any grace period provided for in such Debt Instrument in respect thereto and such event gives rise to the right of any lender or creditor to accelerate the Debt outstanding under such Debt Instrument or take any other remedial action in connection therewith, including, without limitation, the application of any default interest rate.

                  "EXEMPTED PROJECT" is a collective reference to each of the Brazos Valley Project, Meriden Project, Nelson Project (including the turbines associated therewith) and Pike Project (including the turbines associated therewith). NRG Energy may designate as an Exempted Project one or more additional projects that, in its reasonable judgment, do not warrant continued funding upon (a) the delivery of the Business Plan so long as the addition thereof as Exempted Projects is consistent with the treatment thereof in the Business Plan or (b) upon prior written notice with respect to such additional project being given to the Agents.

                  "LEASE AGREEMENT" means, with respect to any Person, any lease agreement in respect of any real property or any personal property which involves aggregate lease payments payable by such Person in excess of $200,000 (or the currency equivalent thereof) or which is otherwise material to the business, condition (financial or otherwise), operations, performance or prospects of such Person.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "MERIDEN PROJECT" means that approximately 540 MW combined cycle electric generating facility currently being developed by NRG Energy under construction near Meriden, Connecticut.

                  "NELSON PROJECT" means that approximately 1,168 MW combined cycle electric generating facility currently being developed by NRG Energy and under construction near Nelson Township, Illinois and certain costs of which have been financed under the FinCo Credit Agreement.

                  "OTHER MATERIAL AGREEMENT" means, with respect to any Person, any contract or agreement to which such Person is a party (other than any Debt Instrument, Capital Expenditure Agreement or Lease Agreement) which involves aggregate consideration payable to or by such Person in excess of $200,000 (or the currency equivalent thereof) or which is otherwise material

                                  Schedule A-2
to the business, condition (financial or otherwise), operations, performance or prospects of such Person.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

                  "PIKE PROJECT" means that approximately 1,168 MW combined cycle electric generating facility currently being developed by NRG Energy and under construction near Holmesville, Mississippi and certain costs of which have been financed under the FinCo Credit Agreement.

                  "PROJECT SUBSIDIARY" means any Subsidiary which (a) has Debt which is not fully recourse to NRG Energy or any other of its Subsidiaries, (b) in a group of Subsidiaries which together have Debt which is not fully recourse to NRG Energy or any other of its Subsidiaries or (c) is the owner of, or has lent funds for the development and construction of, directly or indirectly, any Exempted Project, including, without limitation, the Pike Project and the Nelson Project.

                  "PUBLIC UTILITY HOLDING COMPANY ACT" means the Public Utility Holding Company Act of 1935, as amended and any and all regulations and rules promulgated thereunder.

                  "REQUIRED PERCENTAGE" means, with respect to any waiver or amendment of any provision of any Agreement, the percentage of Lenders party to such Agreement (or the related Primary Agreement) required to approve the relevant amendment or waiver contemplated or, in the case of any waiver or amendment of any provision of this Second Collateral Call Extension Letter or the Xcel Letter, the percentage of Lenders party to each Primary Agreement required to approve the Collateral Call Waiver.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) (a) 50% or more of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of a contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person and one of more of its Subsidiaries or by one or more of such Person's other Subsidiaries, in each case, now or hereafter existing or (b) such Person directly or indirectly, whether through contract or otherwise, exercises control.

                  "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, power and fuel marketing and sales and purchase agreements, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot

                                  Schedule A-3
contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

                  "WAIVER TERMINATION DATE" means the earlier to occur of (a) November 15, 2002 and (b) the date on which the Second Collateral Call Extension Letter terminates in accordance with paragraph 6 thereof.



                                  Schedule A-4

                                                                       EXHIBIT A
                                            [INSERT FORM OF XCEL ACKNOWLEDGMENT]








                                  Exhibit A-1

                                                                       EXHIBIT B
                                                    [INSERT FORM OF XCEL LETTER]

                                                                      SCHEDULE 1

                                NRG ENERGY, INC.
                         MINIMUM CASH BALANCE COVENANT
                             (AMOUNTS IN THOUSANDS)



                                           BASE FOR MINIMUM CASH
               WEEK                               BALANCE
          --------------                   ---------------------
          Sept 30- Oct 4                         131,212

          Oct 7-11                               116,378

          Oct 14-18                              107,951

          Oct 21-25                              103,607

          Oct 28 - Nov 1                          95,222

          Nov 4-8                                 90,121

          Nov 11-15                               84,990

          Nov 18-22                               82,002

          Nov 25-29                               76,660

